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                                                                      EXHIBIT 12

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDEND REQUIREMENTS


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                                                  NINE
                                                  MONTHS                                          YEAR ENDED
                                                  ENDED     ------------------------------------------------------------------------
                                            SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                   1995         1994           1993           1992           1991           1990
                                                 --------   ------------   ------------   ------------   ------------   ------------
 Income from continuing operations
         before income taxes                     $38,589      $41,240         $25,386       $ 2,263        $18,000        $10,737


 Fixed charges                                    12,852       14,647          31,610        34,392         35,410         35,533
                                                 -------      -------         -------       -------        -------        -------

 Income from continuing operations
         before income taxes and fixed charges    51,441       55,887          56,996        36,655         53,410         46,270
                                                 =======      =======         =======       =======        =======        =======
 Fixed charges:
         Interest and debt expense                12,494       14,209          31,155        33,910         34,930         35,120
         1/3 of Rent expense - interest factor       358          438             455           482            480            413
                                                 -------      -------         -------       -------        -------        -------
                                                  12,852       14,647          31,610        34,392         35,410         35,533

         Capitalized interest                        393        1,582             282
                                                 -------      -------         -------       -------        -------        -------
                                                  13,245       16,229          31,892        34,392         35,410         35,533
                                                 =======      =======         =======       =======        =======        =======

         Ratio of earnings to fixed charges         3.88         3.44            1.79          1.07           1.51           1.30

  NOTES:
    (1) For purposes of this calculation, earnings before fixed charges consist of earnings before income taxes plus fixed charges.
        Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one third of operating lease rentals).


         Rent Expense                             1,075        1,313           1,366         1,446          1,441          1,239
                                                 =======      =======         =======       =======        =======        =======
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                                                          ELEVEN
                                                          MONTHS
                                                          ENDED
                                                       DECEMBER 31,
                                                           1990
                                                       ------------
 Income from continuing operations
         before income taxes                              $11,754


 Fixed charges                                             32,568
                                                          -------
 Income from continuing operations
         before income taxes and fixed charges             44,322
                                                          =======
 Fixed charges:
         Interest and debt expense                         32,189
         1/3 of Rent expense - interest factor                379
                                                          -------
                                                           32,568

         Capitalized interest                             -------
                                                           32,568
                                                          =======

         Ratio of earnings to fixed charges                  1.36
 NOTES:
  (1)    For purposes of this calculation, earnings before fixed charges consist of earnings before income plus fixed charges.
         Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one third of operating lease rentals).


         Rent Expense                                       1,136
                                                          =======


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